EXHIBIT 10.3

Note Discharge Agreement

October 30, 2008

ATSI Communications, Inc. (“ATSI) executed a Settlement Agreement and Release (“Settlement Agreement”) with various parties along with a Promissory Note in the Principal Amount of $450,000 payable to The Shaar Fund, Ltd. (“Note”) on or about December 10, 2007.  Said Settlement Agreement provided for discount provisions with regard to prepayment on the Note.   ATSI is not and has not been in default of the payment terms of the Note.

Now comes The Shaar Fund, Ltd. (“Shaar”) and represents it remains the holder of such Note and agrees that it will further discount and fully discharge the Note (and will promptly return the original of the Note marked “paid” or “discharged” to ATSI) if and only if ATSI pays $290,000.00 to the Shaar Fund, Ltd. by wire transfer on or before November 4, 2008.   If ATSI does not pay $290,000 on or before November 4, 2008, this Agreement is a nullity.

The effective date of this Note Discharge Agreement is October 30, 2008.

Signed this 4th day of November, 2008.

The Shaar Fund, Ltd.

By: SS&C Fund Services N.V.

(Attorney-in-fact for the director of the The Shaar Fund Ltd.)

By: /S/ Andy Senior	By: /S/ Mai Liem